                                                                    Exhibit 23.3



The Board of Directors
Kroll Holdings, Inc.:

         We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Peat Marwick LLP
New York, New York
June 9, 1998